Exhibit 4.3

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.  THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

SSA GLOBAL TECHNOLOGIES, INC.

COMMON STOCK PURCHASE WARRANT

No. W-7	June 1, 2004

Warrant to Purchase the
Initial Warrant Quantity

SSA GLOBAL TECHNOLOGIES, INC., a Delaware corporation  (the “Corporation”), for value received, hereby certifies that INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, or its registered assigns (the “Holder”), is entitled to purchase the Initial Warrant Quantity from the Corporation at the Purchase Price (the “Warrant”), at any time after the consummation of the Corporation’s Initial Public Offering or from time to time thereafter on or prior to the Expiration Date, subject to the terms, conditions and adjustments set forth below in this Warrant.  This Warrant shall vest over a one (1) year period such that 1/12th (8.3333%) of the shares subject to this Warrant shall vest on the last day of each calendar month commencing with the first calendar month following the date hereof; provided, that this Warrant shall become fully vested upon a Change of Control Transaction or Drag-Along Sale.

1.             DEFINITIONS.  As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Business Day” shall mean any day other than a Saturday or a Sunday or any day on which national banks in New York, New York are authorized or required by law to close.  Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Call” shall have the meaning assigned to it in Section 2.5 hereof.

“Call Notice” shall have the meaning assigned to it in Section 2.5 hereof.

“Call Price” shall have the meaning assigned to it in Section 2.5 hereof.

“Commission” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation, and shall include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation, the Corporation’s Series A Convertible Preferred Stock and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Corporation” shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Corporation hereunder in compliance with Section 4.

“Change of Control Transaction” shall mean any transaction or series of transactions by the Corporation in which more than 50% of the voting securities of the Corporation are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Corporation to any other Person.

“Current Market Price” shall mean, for the Common Stock as of any date, the last trade price for the Common Stock on the Nasdaq National Market, as reported by Bloomberg, or, if the Nasdaq National Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of the Common Stock prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Nasdaq National Market is not the principal securities exchange or trading market for the Common Stock, the last trade price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the ask prices of any market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the last sale price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Current Market Price of the Common Stock on such date shall be the fair market value as determined in the reasonable business judgment of the Corporation’s Board of Directors.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Drag-Along Sale” shall have the meaning assigned to it in Section 8.1 of this Warrant.

“Expiration Date” shall mean the earlier of (i) the five year anniversary of the date hereof and (ii) the six month anniversary of the date of termination of the strategic alliance between the Corporation and the Holder.

“Holder” shall have the meaning assigned to it in the introduction to this Warrant.

“Initial Public Offering” shall mean an underwritten initial public offering by the Corporation of shares of its Common Stock.

“Initial Warrant Quantity” shall mean the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to (x) $1,000,000 divided by (y) the Purchase Price

“Majority Stockholders” shall mean the holders of a majority of collectively (i) the shares of Common Stock and (ii) the securities issued or issuable with respect to Common Stock Equivalents, outstanding as of the relevant date.

“MRA” shall have the meaning assigned to it in Section 2.4 hereof.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Other Securities” shall mean any stock (other than Common Stock) and other securities of the Corporation or any other Person (corporate or otherwise) which the holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

“Person” shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” shall mean the Preferred Stock, par value $0.01 per share, of the Corporation, such term to include any stock into which such Preferred Stock shall have been changed or any stock resulting from any reclassification of such Preferred Stock.

“Purchase Price” shall mean the per share price at which the Common Stock will be sold pursuant to the Corporation’s Initial Public Offering, except, to the extent the Initial Public Offering has not been consummated, as used in Section 4 hereof, references to Purchase Price shall mean $284.80.

“Put” shall have the meaning assigned to it in Section 2.4 hereof.

“Put Notice” shall have the meaning assigned to it in Section 2.4 hereof.

“Put Price” shall have the meaning assigned to it in Section 2.4 hereof.

“Restricted Securities” shall mean (i) any warrants bearing the applicable legend set forth in Section 10.1, (ii) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of this Warrant which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (iii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of this Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

“Warrant Quantity” initially shall mean the Initial Warrant Quantity (as defined in the first paragraph of this Warrant), which amount shall be subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment is required by Section 3.

“Warrant” shall have the meaning assigned to it in the introduction to this Warrant.

“Warrant Shares” shall mean (i) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of this Warrant and (ii) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of this Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise.

2.             EXERCISE OF WARRANT.

2.1.          Manner of Exercise; Payment of the Purchase Price.  (a) Any vested portion of this Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time after the date of the consummation of the Corporation’s Initial Public Offering through the Expiration Date, by surrendering to the Corporation at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

(b)           Payment of the Purchase Price may be made as follows (or by any combination of the following):  (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Corporation or by wire transfer to the Corporation, or (ii) by cancellation of such number of the shares of Common Stock otherwise issuable to the Holder of this Warrant upon such exercise as shall be specified in such Election to Purchase Shares, which number of shares of Common Stock shall be determined by multiplying the number of shares of Common Stock to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between (i) the then Current Market Price of a share of the Common Stock on the date of exercise and (ii) the Purchase Price, and the denominator of which shall be the then Current Market Price per share of Common Stock.

2.2.          When Exercise Effective.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Corporation as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

2.3.          Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Corporation shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10, as the Holder may direct a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise, provided that any fractional shares shall be rounded to the nearest share.

2.4           Put Rights.  If, after 30 months from the date hereof, (i) the Corporation’s Initial Public Offering has not been consummated and (ii) the Holder has been in full compliance with its obligations under the Master Relationship Agreement (the “MRA”) between the Holder and the Corporation dated May 21, 2004, then the Holder shall have the right to require the Corporation to purchase this Warrant, together with all warrants issued to Affiliates of the Holder upon transfer hereof, in whole but not in part, (the “Put”) in exchange for $1,000,000 (the “Put Price”), by delivering a written notice (the “Put Notice”) to the Corporation of the Holder’s intention to exercise the Put.  The Put Notice delivered by the Holder shall disclose, among other things, proper wire transfer instructions.  The Put Notice, once delivered, shall be irrevocable without the express consent of the Corporation.  Within 15 Business Days upon receipt of the Put Notice, the Corporation shall pay the Holder the Put Price by wire transfer in immediately available funds, against delivery to the Corporation of the Warrant, and such other instruments of transfer as reasonably requested by the Corporation evidencing the Warrant referred to in the Put Notice, free and clear of all Encumbrances.  For the purposes of Sections 2.4 and 2.5 hereof, “Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind, except as otherwise provided herein or encumbrances under applicable securities laws.

2.5           Call Rights.  If, after thirty (30) months from the date hereof, (i) the Corporation’s Initial Public Offering has not been consummated and (ii) the Corporation has been in full compliance with its obligations under the MRA, then the Corporation shall have the right to require the Holder and any Affiliate of the Holder that has been transferred any portion of this Warrant to sell the Warrant to the Corporation, in whole but not in part, beneficially owned by the Holder or such Affiliate (the “Call”) in exchange for $1,000,000 (the “Call Price”), by delivering a written notice (the “Call Notice”) to the Holder and any such Affiliate of the Corporation’s intention to exercise the Call.  The Call Notice, once delivered, shall be irrevocable without the express consent of the Holder.  Upon receipt by the Holder of the Call Notice, it shall, within two (2) Business Days, deliver to the Corporation wire transfer instructions for the delivery of the Call Price.  Within 15 Business Days upon delivery of the Call Notice, the Corporation shall pay the Holder the Call Price by wire transfer in immediately available funds, against delivery to the Corporation of the Warrant, if any, and such other instruments of transfer as reasonably requested by the Corporation evidencing the Warrant referred to in the Call Notice, free and clear of all Encumbrances; provided, however, upon payment of the Call Price, the Warrant shall be deemed cancelled regardless of whether the Holder thereof surrenders such Warrant.

3.             ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

3.1.          General; Warrant Quantity.  This Warrant evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment and readjustment as provided in this Section 3.

3.2.          Treatment of Stock Dividends, Stock Splits, etc.  In case the Corporation at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, in each such case, subject to Section 3.4, the Warrant Quantity shall be increased to an amount determined by multiplying such Warrant Quantity by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such dividend or subdivision, provided that, for the purposes of this Section 3.2, treasury shares shall not be deemed to be outstanding, and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend or subdivision.  In the case of any such dividend, such increase shall be made immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, and in the case of any such subdivision, such increase shall be made at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

3.3.          Adjustments for Combinations, etc.  In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Quantity in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

3.4.          De Minimis Adjustments.  If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 3 would be less than one percent (1%) of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward, and adjustment with respect thereto made, at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Warrant Quantity of at least one percent (1%) of such Warrant Quantity.  All calculations under this Warrant shall be made to the nearest one-hundredth of a share.

3.5.          Abandoned Dividend or Distribution.  If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Quantity under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Quantity by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

4.             CONSOLIDATION, MERGER, ETC.  Subject to Section 8, in the event the Corporation after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Corporation and the Corporation shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification for which adjustment in the Warrant Quantity is provided in Section 3.1), then, and in the case of each such transaction, at the option of the Corporation, (i) this Warrant shall be cancelled and the Holder shall receive for each Warrant Share, as if this Warrant had become fully vested, an amount equal to the excess, if any, of the per share consideration paid for the Common Stock or Other Securities in such transaction over the Purchase Price or (ii) proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive, in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto less the Purchase Price for each Warrant Share, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 and 4; provided, however, if the consideration per share is less than the Purchase Price per Warrant Share, then such Warrant shall be cancelled without consideration.  If the Corporation consummates such a transaction and does not pay the Holder pursuant to the foregoing clause (i), this Warrant shall remain outstanding in accordance with its terms and all references to the “Corporation” shall apply to the surviving Person in such transaction and all references to the “Warrant Shares” shall apply to the common stock of such Person, and appropriate modifications to the other terms of this Warrant, including without limitation the amount of Warrant Shares and the Purchase Price, shall be made to take into account the amount payable pursuant to clause (i) as of the date of the transaction.

5.             NO IMPAIRMENT.  The Corporation shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms.

6.             CERTIFICATE OF ADJUSTMENT.  In each case of any adjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Corporation shall promptly compute such adjustment in accordance with the terms of this Warrant and send a certificate to the Holder setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based.

7.             NOTICES OF CORPORATE ACTION.  In the event of:

(a)           any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)           any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any consolidation or merger involving the Corporation and any other Person, a Change of Control Transaction or

(c)           any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

(d)           any offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights,

the Corporation shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed at least 20 days prior to the date therein specified.

8.             DRAG-ALONG RIGHT.

                                8.1           In the event that the Majority Stockholders propose to sell, exchange or otherwise transfer a majority of the Common Stock held by them to a Person or Persons who are not affiliated with the Majority Stockholders pursuant to a Change of Control Transaction, the Majority Stockholders may require the Holder to sell, exchange or transfer all or some portion of the Warrant Shares at the same price per share, for consideration of the same form and proportion (if the consideration is a combination of both cash and securities) and on and with the same terms, conditions and rights as applicable to the Majority Stockholders (a “Drag-Along Sale”), and the Holder shall exercise all or any portion of this Warrant to the extent necessary to obtain the Warrant Shares to be sold, exchanged or transferred at the request of the Majority Stockholders pursuant to this Section 8.1.

                                8.2           The closing of a Drag-Along Sale pursuant to this Section 8 shall be consummated concurrently with the consummation of such sale, exchange or transfer by the Majority Stockholders.  At such closing, the Holder shall deliver certificates representing the Warrant Shares being sold, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Warrant Shares shall be free and clear of any taxes, liens, security interests, encumbrances and preemptive rights (other than those attributable to actions by the purchasers thereof) and the Holder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Warrant Shares.  At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate.

                                9.             LOCK-UP.  Without the prior written consent of the Corporation, for a period of one year from the date on which the Corporation’s Initial Public Offering is consummated, the Holder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Warrant Shares or securities convertible into or exchangeable or exercisable for any such Warrant Shares, enter into any transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Warrant Shares, whether any such aforementioned transaction is to be settled by delivery of the Warrant Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

10.           RESTRICTIONS ON TRANSFER.

10.1.        Restrictive Legends.  Except as otherwise permitted by this Section 10, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.  THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.”

Except as otherwise permitted by this Section 10, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.   SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

10.2.        Transfer to Comply With the Securities Act.  Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

10.3.        Termination of Restrictions.  The restrictions imposed by this Section 10 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Corporation, such restrictions are no longer required or necessary in order to protect the Corporation against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder.  Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Corporation, without expense, new securities of like tenor not bearing the applicable legends required by Section 10.1.

11.           REPRESENTATIONS OF THE CORPORATION.

11.1.        Organization and Qualification.  The Corporation is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Corporation is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

11.2         Authorization; Enforcement; Compliance with Other Instruments.  (i) The Corporation has the requisite corporate power and authority to enter into and perform its obligations under this Warrant and to issue the Warrant Shares upon the exercise of the Warrant, in accordance with the terms hereof, (ii) the execution and delivery of this Warrant by the Corporation and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of this Warrant and the reservation for issuance and the issuance of the Warrant Shares, upon exercise of the Warrant, have been duly authorized by the

Corporation’s Board of Directors and no further consent or authorization is required by the Corporation, its Board of Directors or its stockholders, (iii) the Warrant has been duly executed and delivered by the Corporation, and (iv) the Warrant constitutes the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

11.3.        Capitalization.  As of the date hereof, the authorized capital stock of the Corporation consists of (i) 12,000,000 shares of Common Stock, par value $0.01 per share, of which, as of the date hereof, 330,000 shares are issued and outstanding, and (ii) 4,000,000 shares of Preferred Stock, par value $0.01 per share, of which 3,000,000 are designated as Series A Convertible Preferred Stock and, as of the date hereof, all of such shares of Series A Convertible Preferred Stock are issued and outstanding.  Shares of Series A Convertible Preferred Stock (each share having a value of $100.00 plus all accrued and unpaid dividends thereon) are convertible into shares of Common Stock at a conversion price of $100.00 per share of common stock, subject to antidilutive adjustment.  Dividends on such shares of Series A Convertible Preferred Stock accrete at a rate of 9% per annum, compounding quarterly as of each March 31, June 30, September 30 and December 31.  As of March 31, 2004, the Series A Convertible Preferred Stock was convertible into 3,279,250 shares of Common Stock.  Six hundred ten thousand (610,000) options have been authorized for issuance pursuant to the Company’s equity incentive plan, of which 604,166 have been issued as of the date hereof.

11.4         Issuance of Warrant Shares.  The Warrant Shares have been duly authorized and reserved for issuance upon exercise of this Warrant, and upon such exercise, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Corporation.

11.5         No Conflicts.  The execution, delivery and performance of this Warrant by the Corporation, and the consummation by the Corporation of the transactions contemplated hereby (including, without limitation, the issuance of the Warrant Shares) will not (i) result in a violation of any organizational documents governing the Corporation or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Corporation or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or any of its subsidiaries or by which any property or asset of the Corporation or any of its subsidiaries is bound or affected.  The Corporation is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Warrant in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Corporation is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

11.6         No Solicitation.  Neither the Corporation, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of this Warrant being issued hereby under the Securities Act or cause the issuance of this Warrant to be integrated with any prior offering of securities of the Corporation for purposes of the Securities Act.

12.           RESERVATION OF STOCK, ETC.

12.1         The Corporation shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant.  All shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges.  The transfer agent for the Common Stock, which may be the Corporation (“Transfer Agent”), and every subsequent Transfer Agent for any shares of the Corporation’s capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times after the Date hereof to reserve such number of authorized and unissued shares as shall be requisite for such purpose.

12.2         Except as expressly provided otherwise herein, this Warrant will be binding upon any entity succeeding to the Corporation by merger, consolidation, or acquisition of all or substantially all of the Corporation’s assets.

12.3         The Corporation shall, on or before the date of issuance of any Warrant Shares, take such actions as the Corporation shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or “blue sky” laws of the states of the United States; provided, however, that the Corporation shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction; provided, further, that the Corporation shall take such actions in reliance upon the information of the Holder disclosed in the Election to Purchase Shares delivered by the Holder.

12.4         If the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, but only for so long as the Corporation is so subject, the Corporation shall take all actions reasonably necessary to enable the Holder to sell the Warrant Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Securities Exchange Act of 1934, as amended.  Upon the request of the Holder, the Corporation shall deliver to the Holder a written statement as to whether it has complied with such requirements.

13.           REGISTRATION AND TRANSFER OF WARRANTS, ETC.

13.1.        Warrant Register; Ownership of Warrants.  Each Warrant issued by the Corporation shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as it is issued and transferred, which Warrant Register shall be maintained by the Corporation at its principal office or, at the Corporation’s election and expense, by the Transfer Agent.  The Corporation shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Corporation may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes.  Subject to Section 10, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

13.2.        Transfer of Warrants.  Subject to compliance with Section 10, if applicable, this Warrant and all rights hereunder are (i) on or prior to the expiration of the one year lock-up period set forth in Section 9, transferable solely to an Affiliate of the Holder, and (ii) after the expiration of such period, transferable to any Person, in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment, attached hereto as Exhibit B, at the principal office of the Corporation.  Upon any partial transfer permitted by this Section 13.2, the Corporation shall, at its expense, issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

13.3.        Replacement of Warrants.  On receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation or, in the case of any such mutilation, on surrender of such Warrant to the Corporation at its principal office and cancellation thereof, the Corporation, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

13.4.        Adjustments To Purchase Price and Number of Shares.  Notwithstanding the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

13.5.        Fractional Shares.  Notwithstanding any adjustment pursuant to Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Corporation shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares.  In lieu of fractional shares, the Corporation shall round all fractions to the nearest share.

14.           REMEDIES; SPECIFIC PERFORMANCE.  The Corporation stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant and accordingly, the Corporation agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Corporation under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Corporation shall not raise the defense that there is an adequate remedy at law.  Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach.  No remedy shall be exclusive of any other remedy.  All available remedies shall be cumulative.

15.           NO RIGHTS OR LIABILITIES AS STOCKHOLDER.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Corporation or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Corporation, whether such obligation or liabilities are asserted by the Corporation or by creditors of the Corporation.

16.           NOTICES.  All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Corporation:	SSA Global Technologies, Inc.
500 W. Madison
Suite 1600
Chicago, Illinois 60661
Attn: Kirk Isaacson
Fax No. 312-474-7451

with copies to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attn: Robert Loper, Esq.
Fax No.: 212-593-5955

If to the Holder:	International Business Machines Corporation
New Orchard Road
Mail Drop 329
Armonk, New York 10504
Attention: David L. Johnson
Vice President, Corporate Development
Fax No. 914-499-7803

All such notices and communications (and deliveries) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; when receipt is acknowledged, if sent by facsimile; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class registered or certified mail, return receipt requested, postage prepaid; provided, that, the exercise of any Warrant shall be effective in the manner provided in Section 2.

17.           AMENDMENTS.  This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

18.           DESCRIPTIVE HEADINGS, ETC.  The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.  Unless the context of this Warrant otherwise requires:  (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word “including” and words of similar import when used in this Warrant shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.

19.          CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  THE VALIDITY OF THIS WARRANT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS WARRANT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.  THE PARTIES WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE CORPORATION  AND HOLDER REPRESENT THAT EACH HAS REVIEWED THIS

WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS WARRANT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20.             COSTS AND ATTORNEYS’ FEES.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Warrant, the Corporation agrees and the Holder, by taking and holding this Warrant agrees, that all costs and expenses, including attorneys’ fees, incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom, shall be paid by the party who incurred such costs and expenses.

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IN WITNESS WHEREOF, the Corporation has executed and delivered this Warrant as of the date first above written.

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ Kirk J. Isaacson
Name: Kirk J. Isaacson
Title: Executive Vice President & General Counsel

Agreed and acknowledged:

INTERNATIONAL BUSINESS
MACHINES CORPORATION

By:	/s/ John P. Gianukakis
Name: John P. Gianukakis
Title: Director, Business Development

Exhibit A to
Common Stock Purchase Warrant

FORM OF

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase shares of Common Stock, par value $0.01 per share (“Common Stock”), of SSA GLOBAL TECHNOLOGIES, INC. issued on June 1, 2004 and hereby [makes payment of $________ therefore] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by ___ shares].  The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

                                If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
(NAME OF HOLDER)

(ADDRESS, INCLUDING ZIP CODE)

Dated: _____________, 20__	[NAME OF HOLDER]
By
Name:
Title:

EXHIBIT B to
Common Stock Purchase Warrant

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $0.01 per share (“Common Stock”) of SSA GLOBAL TECHNOLOGIES, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, 20__	[NAME OF HOLDER]

By
Name:
Title: